                                                            EXHIBIT (5)(l)



                    GOLDEN                               FLEXIBLE PREMIUM
                    AMERICAN                             JOINT AND LAST
                    LIFE INSURANCE                       SURVIVOR VARIABLE
                    COMPANY                              LIFE INSURANCE POLICY

     A SUBSIDIARY OF [LOGO] BANKERS TRUST COMPANY
GOLDEN AMERICAN IS A STOCK COMPANY DOMICILED IN WILMINGTON, DELAWARE
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     Policy Number                                Separate Account(s)
     [I000013-OI]                                 [SEPARATE ACCOUNT A]
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                                                  Owner
     Insured        [JOHN Q. PUBLIC]              [JOHN Q. PUBLIC]
     Joint Insured  [JANE S. PUBLIC]
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     Initial Premium                              Face Amount
     [$25,000.00]                                 [$153,664.00]
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     This policy is a legal contract between its owner and us. PLEASE READ IT CAREFULLY. In this policy, YOU or YOUR refers to the owner shown above. WE, OUR or US refers to the Golden American Life Insurance Company. You may allocate this policy's investment value among the separate account divisions shown on page 3C and the general account division(s) shown on page 3D.

CASH VALUE BENEFITS

     THE CASH SURRENDER VALUE MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THE INVESTMENT RESULTS OF THIS POLICY. NO MINIMUM AMOUNT IS GUARANTEED, EXCEPT FOR ANY AMOUNTS ALLOCATED TO THE DIVISION(S) IN THE GENERAL ACCOUNT. SEE YOUR POLICY BENEFITS FOR INFORMATION ON CASH SURRENDER VALUES.

DEATH BENEFIT PROVIDED BY THIS POLICY

     THE DEATH BENEFIT MAY INCREASE OR DECREASE ON ANY DAY, DEPENDING ON THIS POLICY'S INVESTMENT RESULTS AND WILL NEVER BE LESS THAN THIS POLICY'S FACE AMOUNT. THE PERIOD FOR WHICH THE DEATH BENEFIT IS IN EFFECT MAY CHANGE WITH THE INVESTMENT RESULTS BUT WILL NEVER BE LESS THAN THIS POLICY'S GUARANTEE PERIOD. FOR DETAILS ON DEATH BENEFIT PROCEEDS AND THE GUARANTEE PERIOD SEE INSURANCE BENEFITS AND INSURANCE COVERAGE PERIOD.

     Due proof of death must be submitted to us upon the death of each of the insureds. All death proceeds due under the policy will be paid according to the beneficiary designation and the provisions of the policy.
     Payment of such proceeds by us will completely discharge our liability with respect to the amounts so paid.

RIGHT TO EXAMINE THIS POLICY

     This policy may be returned at any time during the free look period. This period ends 10 days after the date you receive the policy. The policy should be mailed or delivered to the Customer Service Center shown below or to any of our agents. The returned policy will be treated as if we never issued it. We will promptly return any premium payments.





     Customer Service Center             Secretary: /s/ Bernard R. Breckerlegge
     1001 Jefferson Street, Suite 400
     Wilmington, DE 19801                President: /s/ Terry L. Kendall

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FLEXIBLE PREMIUM JOINT AND LAST SURVIVOR VARIABLE LIFE INSURANCE POLICY
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     Variable life insurance payable upon death of the last surviving insured. Death benefit subject to guaranteed minimum during guarantee period. Guaranteed minimum is face amount. Option to increase or decrease face amount. Change of death benefit option. Flexible premium payments. Partial withdrawals. Nonparticipating. Investment results reflected in policy benefits.

POLICY CONTENTS                                                              2
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SPECIFICATION PAGES
   PREMIUM PAYMENT AND INVESTMENT                                 INSURANCE BENEFITS..............................................16
      INFORMATION........................................3A           VARIABLE INSURANCE AMOUNT
   INFORMATION ON DEATH BENEFIT CHANGES..................3B           SCHEDULED CHANGES IN FACE AMOUNT
   THE SEPARATE ACCOUNTS.................................3C           UNSCHEDULED CHANGES IN FACE AMOUNT
   THE GENERAL ACCOUNT...................................3D           DEATH BENEFIT PROCEEDS
   POLICY FACTS..........................................3E           CHANGING THE DEATH BENEFIT OPTION
   EXPENSE CHARGES.......................................3F
   INSURANCE CHARGES.....................................3G       INSURANCE COVERAGE PERIOD.......................................18
   NET SINGLE PREMIUM FACTORS............................3H           HOW WE DETERMINE THE GUARANTEE
   INCOME PLAN FACTORS...................................3I             PERIOD AND FACE AMOUNT
                                                                      TERMINATION OF THE POLICY AFTER
INTRODUCTION TO THIS POLICY..............................4              THE GUARANTEE PERIOD
   THIS POLICY IS A CONTRACT                                          HOW TO REINSTATE THIS POLICY
   KEY DATES AND AGES REFERRED
      TO IN THIS POLICY                                           CHOOSING AN INCOME PLAN.........................................20
   RIGHT TO NAME A CONTINGENT OWNER                                   THE INCOME PLANS
   BENEFICIARY                                                        PAYMENT WHEN NAMED PERSON DIES
   CHANGE OF OWNER OR BENEFICIARY
                                                                  GENERAL PROVISIONS..............................................21
PREMIUM PAYMENTS AND ALLOCATION                                       NON-PARTICIPATING
                            CHANGES......................6            INCONTESTABILITY
   INITIAL PREMIUM PAYMENT                                            SUICIDE
   ADDITIONAL PREMIUM PAYMENTS                                        ERRORS IN AGE OR SEX
   ADDITIONAL PREMIUM ALLOCATIONS                                     VALUE REPORTS
   REALLOCATION OF INVESTMENT VALUE                                   CHANGING THIS POLICY
   ACCOUNT DIVISION NOT AVAILABLE                                     POLICY CHANGES - APPLICABLE TAX LAW
                                                                      PAYMENTS WE MAY DEFER
HOW WE MEASURE THE INVESTMENT VALUE......................8            CLAIMS OF CREDITORS
   THE SEPARATE ACCOUNTS                                              CHANGES IN CHARGES
   THE GENERAL ACCOUNT                                                CHANGES IN CHARGES FOR PREMIUM TAXES
   VALUATION PERIOD                                                   CHANGES IN PREMIUM CHARGE - CORPORATE TAX
   INVESTMENT VALUE                                                   EXPERIENCE CREDIT
   INVESTMENT VALUE IN EACH DIVISION                                  COMPUTATIONS
   CHARGE DEDUCTION DIVISION OPTION                                   ESTABLISHING SURVIVORSHIP
   CHARGES DEDUCTED FROM INVESTMENT VALUE                             ASSIGNMENT
   TABULAR VALUE                                                      AUTHORITY TO MAKE AGREEMENTS
   MEASUREMENT OF INVESTMENT EXPERIENCE                               MATURITY DATE
                                                                      SENDING NOTICE TO US
YOUR POLICY BENEFITS.....................................13
   CASH SURRENDER VALUE
   LOANS
   PARTIAL WITHDRAWALS
   RIGHT TO EXCHANGE FOR FIXED BENEFIT
      LIFE INSURANCE

A copy of the application(s) and any additional benefit riders and endorsements are at the back of this policy.

SPECIFICATION  PAGES

The specification pages (pages 3A to 3I) follow this page. They give specific facts about this policy and its coverage. Please refer to them while reading this policy.

 PREMIUM PAYMENT AND INVESTMENT INFORMATION (continued)                     3A2
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Policy Number                                Separate Account(s)
[I000013-0I]                                 [SEPARATE ACCOUNT A]
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                                             Owner
Insured        [JOHN Q. PUBLIC]              [JOHN Q. PUBLIC]
Joint Insured  [JANE S. PUBLIC]
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                  Issue Age             Sex                 Residence State          Underwriting Class
Insured             [35]                [MALE]              [DELAWARE]               [NON-MEDICAL/NON-SMOKER]
Joint Insured       [35]                [FEMALE]            [DELAWARE]               [NON-MEDICAL/NON-SMOKER]
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Initial Premium          Policy Date                        Issue Date               Investment Date
[$25,000.00]             [MAY 1, 1991]                      [MAY 1, 1991]            [MAY 1, 1991]
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Death Benefit Option     Face Amount                        Planned Premium          Premium Payment Period
[OPTION II]              [$153,664.00]                      [NOT APPLICABLE]         TO AGE 95
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ADDITIONAL PREMIUM PAYMENTS

Minimum Unplanned Premium Payment                              [$5,000]
Minimum Planned Premium Payment                                [Not Applicable]


PLANNED PREMIUMS

     PAYMENT DATES
     [Not Applicable]

     RESTRICTIONS
     [Not Applicable]

ALLOCATIONS

     The maximum number of divisions in which you may be invested at any one time is ten. You are allowed unlimited allocation changes per policy year without charge. We reserve the right to impose a charge for any allocation change in excess of twelve per policy year. The excess allocation charge is shown on page 3F. No allocation changes are allowed during the free look period.

ALLOCATION CHANGES BY TELEPHONE

     You may request allocation changes by telephone during our telephone request business hours. You may call the Customer Service Center at 1-800-366-0066 to make allocation changes by using the personal identification number you will receive. You may also mail a request for an allocation change to the Customer Service Center at the address shown on the cover page.

INFORMATION ON DEATH BENEFIT CHANGES                                         3B
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     Scheduled Face Amount Changes:                    [Not Applicable]


     Effective Dates of Scheduled Face
     Amount Increases:                                 [Not Applicable]


     Minimum Unscheduled Increase or Decrease
     In Face Amount:                                   $10,000

     Death Benefit Option II Adjustment:               [The larger of (i) the guaranteed death benefit and (ii) the
                                                       Investment Value plus Debt.

                                                       GUARANTEED DEATH BENEFIT
                                                       On the Coverage Date the guaranteed death benefit is equal to the premiums paid. On subsequent Valuation Dates
                                                       during the Guarantee Period, the guaranteed death benefit
                                                       is equal to (i) the benefit on the prior Valuation Date; (ii)
                                                       plus interest at the Guaranteed Death Benefit Interest Rate for the current Valuation Period; (iii) plus  any  additional premiums paid during the current Valuation Period; (iv) less any partial withdrawals made during the current Valuation
                                                       Period. In no event will  the  guaranteed  death  benefit  be greater than two times the sum of the premiums paid less
                                                       any partial withdrawals taken. After the Guarantee Period
                                                       the guaranteed death benefit is zero.

                                                       GUARANTEED DEATH BENEFIT INTEREST RATE
                                                       The Guaranteed Death Benefit Interest Rate is equal to 7%;
                                                       however, (i) for the Liquid Asset Division, it is equal to the net rate of return during the current  Valuation  Period,  if less than an annualized rate of 7%; (ii) for the Fixed Interest
                                                       Division, it is equal to the rate of interest credit to such amounts during the current Valuation Period, if less than an annualized rate of 7%; and (iii) for amounts transferred to the General Account as collateral for policy loans, it is equal to the rate of interest credit to such amounts during the
                                                       current Valuation Period, if less than an annualized rate of
                                                       7%.]


THE GENERAL ACCOUNT                                                         3D
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The General Account offers a fixed interest division, known as the Fixed Interest Division, for allocation of premiums and investment value.

FIXED INTEREST DIVISION
The Fixed Interest Division provides a minimum of 4% annual interest rate. At our sole discretion, we may periodically declare a higher interest rate, the Guaranteed Interest Rate, for at least a one-year period from the date of allocation to the Fixed Interest Division. This rate will expire the Expiry Date on the last day of the calendar month one year after the allocation to the Fixed Interest Division was made. Any such declaration will be by class and will be based on our future expectations.

Each allocation of premium or reallocation of Investment Value to the Fixed Interest Division is considered a separate allocation.

LIMITATIONS ON ALLOCATIONS
We reserve the right to restrict allocations into the general account. Such limits may be dollar restrictions on allocations into the Fixed Interest Division or we may restrict reallocations into the Fixed Interest Division.

DEDUCTIONS FOR CHARGES
Unless you have elected the Charge Deduction Division or unless otherwise specified in this policy, charges will be deducted from the divisions and the Fixed Interest Division in proportion to the Investment Value in each division and the Fixed Interest Division. With respect to any Investment Value attributable to the Fixed Interest Division, charges will be deducted from each allocation on a pro-rata basis.

We currently do not deduct the Mortality and Expense Charge and the Asset-Based Administrative Charge with respect to that amount of Investment Value allocated to the Fixed Interest Division while such Investment Value remains allocated to the Fixed Interest Division.

REALLOCATIONS FROM THE FIXED INTEREST DIVISION
Reallocations from an allocation of the Fixed Interest Division are currently permitted once each year. The maximum amount you may reallocate out of an allocation of the Fixed Interest Division each year is the greater of 33 percent of the amount of such allocation or $2,000. The minimum amount of a reallocation out of an allocation is the lesser of $250.00 or the entire amount remaining in an allocation on the transfer date. If we received your reallocation requests within the thirty days prior to an Expiry Date, the transfer will be made on the Expiry Date. If we receive your reallocation requests on or within thirty days following the Expiry Date, the reallocation will be made at the end of the Valuation Period in which a satisfactory reallocation request is received by us.

Unless otherwise specified, we will reallocate amounts from the Fixed Interest Division starting with those allocations closest to their Expiry Date first.

We reserve the right to reduce the amount otherwise available for transfer from the Fixed Interest Division by any amounts previously withdrawn from the Fixed Interest Division.

POLICY LOANS
Policy loans and repayments will be allocated pro-rata to the divisions of the Separate and the Fixed Interest Division. If a policy loan or a portion of a policy loan is allocated to the Fixed Interest Division, Investment Value equal to the allocated portion will be transferred to the general account as collateral for that portion of the policy loan. While in the general account as collateral for a policy loan such amounts will earn interest at the rates declared for amounts in the general account securing policy loans. If a loan repayment is allocated to the Fixed Interest Division, the amount allocated to the Fixed Interest Division will be treated as a new allocation to the Fixed Interest Division and will be credited with the interest rate in effect on that date for allocations to the Fixed Interest Division.

RIGHT TO EXCHANGE
If the right to exchange this policy for fixed benefit life insurance is being exercised, all of the Investment Value under this policy will be allocated to the Fixed Interest Division.

EXPENSE CHARGES                                                      3F1-A
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DEDUCTION FROM PREMIUMS
     None

DEDUCTIONS FROM THE INVESTMENT VALUE

     PREMIUM TAXES
     We deduct a premium charge of 2.4% of each premium. This premium tax charge is designed to approximate the average premium tax that we expect to pay to state and local governments. Currently this premium tax is deferred and will be deducted in equal installments at the end of each anniversary of the policy date over a six-year period following the receipt and acceptance of each premium payment. We deduct any unrecovered deferred premium tax charge when determining the cash surrender value payable if a policy is surrendered. We also immediately recover a portion of deferred premium tax charge for excess partial withdrawals. Collection of a portion of the deferred premium tax charge due to an excess partial withdrawal may shorten the period of recovery or the last installment may be reduced.

     PREMIUM CHARGE - CORPORATE TAX
     Currently this charge is zero. However, we reserve the right to deduct a charge against any future premium payments to conform with changes in the amount payable by us under applicable Federal income tax law as of the dates(s) of such premium payments.

     INITIAL ADMINISTRATIVE CHARGE
     We charge $300.00 for initial administrative expenses. This charge is incurred on the issue date and deducted pro-rata from each division on the first anniversary of the policy date. We deduct any incurred initial administrative charge from the amount we pay you if the policy is surrendered before the first anniversary of the policy date.

     DEFERRED FACE AMOUNT CHARGE
     We charge $0.49 per $1,000 of initial face amount and will assess a charge for any increases in face amount. The charge for any increase in face amount will vary based on the attained age and sex of the younger insured and will never exceed $12 per $1,000 of face amount. The charge is incurred on the issue date or date of any increases in face amount and deducted pro-rata from each division in equal installments on each anniversary of the policy date over a six year period following receipt and acceptance of any premium.

     A portion of this charge will reimburse us for the cost of underwriting and issuing a policy not covered by the initial administrative charge above. The remainder of this charge will be considered to be an additional sales load. This charge together with the deferred premium charge will not exceed the maximum sales load allowable.

     We deduct any unrecovered deferred face amount charge from the amount we pay you if the policy is surrendered.

     RECOVERY OF DEFERRED CHARGE FOR PREMIUM TAXES
     None

EXPENSE CHARGES                                                           3F1-B
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DEDUCTION FROM PREMIUMS

     None

DEDUCTIONS FROM THE INVESTMENT VALUE

     PREMIUM TAXES
     [None.]

     PREMIUM CHARGE - CORPORATE TAX
     Currently this charge is zero. However, we reserve the right to deduct a charge against any future premium payments to conform with changes in the amount payable by us under applicable Federal income tax law as of the dates(s) of such premium payments.

     INITIAL ADMINISTRATIVE CHARGE
     We charge $300.00 for initial administrative expenses. This charge is incurred on the issue date and deducted pro-rata from each division on the first anniversary of the policy date. We deduct any incurred initial administrative charge from the amount we pay you if the policy is surrendered before the first anniversary of the policy date.

     DEFERRED FACE AMOUNT CHARGE
     We charge $0.49 per $1,000 of initial face amount and will assess a charge for any increases in face amount. The charge for any increase in face amount will vary based on the attained age and sex of the younger insured and will never exceed $12 per $1,000 of face amount. The charge is incurred on the issue date or date of any increases in face amount and deducted pro-rata from each division in equal installments on each anniversary of the policy date over a six year period following receipt and acceptance of any premium.

     A portion of this charge will reimburse us for the cost of underwriting and issuing a policy not covered by the initial administrative charge above. The remainder of this charge will be considered to be an additional sales load. This charge together with the deferred premium charge will not exceed the maximum sales load allowable.

     We deduct any unrecovered deferred face amount charge from the amount we pay you if the policy is surrendered.

     RECOVERY OF DEFERRED CHARGE FOR PREMIUM TAXES
     None

EXPENSE CHARGES                                                        3F1-C
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DEDUCTION FROM PREMIUMS
     None

DEDUCTIONS FROM THE INVESTMENT VALUE

     PREMIUM TAXES
     [We deduct 2.000% of premium incurred when each premium is received for premium or other state and local taxes applicable to a policy. We reserve the right to change the percentage for future premium payments to conform with changes in the amount payable by us under applicable law as of the date(s) of such premium payments or if the insured changes state of residence. This charge is deducted pro-rata from each division on the first quarterly processing date following receipt and acceptance of each premium payment. We deduct any charges for premium taxes incurred but not yet deducted from the amount we pay you if the policy is surrendered.]

     PREMIUM CHARGE - CORPORATE TAX
     Currently this charge is zero. However, we reserve the right to deduct a charge against any future premium payments to conform with changes in the amount payable by us under applicable Federal income tax law as of the dates(s) of such premium payments.

     INITIAL ADMINISTRATIVE CHARGE
     We charge $300.00 for initial administrative expenses. This charge is incurred on the issue date and deducted pro-rata from each division on the first anniversary of the policy date. We deduct any incurred initial administrative charge from the amount we pay you if the policy is surrendered before the first anniversary of the policy date.

     DEFERRED FACE AMOUNT CHARGE
     We charge $0.49 per $1,000 of initial face amount and will assess a charge for any increases in face amount. The charge for any increase in face amount will vary based on the attained age and sex of the younger insured and will never exceed $12 per $1,000 of face amount. The charge is incurred on the issue date or date of any increases in face amount and deducted pro-rata from each division in equal installments on each anniversary of the policy date over a six year period following receipt and acceptance of any premium.

     A portion of this charge will reimburse us for the cost of underwriting and issuing a policy not covered by the initial administrative charge above. The remainder of this charge will be considered to be an additional sales load. This charge together with the deferred premium charge will not exceed the maximum sales load allowable.

     We deduct any unrecovered deferred face amount charge from the amount we pay you if the policy is surrendered.

     RECOVERY OF DEFERRED CHARGE FOR PREMIUM TAXES
     None

EXPENSE CHARGES                                                            3F2
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     PERIODIC ADMINISTRATIVE CHARGE
     We charge $40.00 per policy year to cover a portion of our ongoing administrative expenses. This charge will never exceed $80 per policy year. The charge is incurred at the beginning of the policy year and deducted pro-rata from the investment value in all divisions at the end of each policy year on each anniversary of the policy date. At the time of deduction, this charge will be waived if: (1) the Investment Value is at least $100,000; or (2) the sum of premiums paid to date is at least $100,000.

     We deduct any periodic administrative charge incurred but not yet deducted from the amount we pay you if the policy is surrendered.

     RECOVERY OF DEFERRED PREMIUM CHARGE
     We charge 6.0% of each premium for sales expenses. This charge is deducted in equal installments at the end of each policy year on each anniversary of the policy date over a six year period following receipt and acceptance of each premium payment. We deduct any unrecovered deferred premium charge when determining the cash surrender value payable if the policy is surrendered. We also immediately recover a portion of the deferred premium charge for excess partial withdrawals. Collection of a portion of the deferred premium charge due to an excess partial withdrawal may shorten the period of recovery or the last installment amount may be reduced.

     The Deferred Premium Charge will not be applied to any initial loan shown on Page 3A1.

     LOAN INTEREST CHARGE
     We deduct any loan interest on each anniversary of the policy date, accrued daily. The current loan interest rate is 5% (equivalent to a daily rate of 0.01370%).

     SURRENDER CHARGE
     None

     ADDITIONAL SURRENDER CHARGE
     None

     EXCESS ALLOCATION CHARGE
     If you make more than twelve allocation changes during a policy year, we reserve the right to impose a $25 excess allocation charge when each additional allocation change is processed. The charge will be deducted in proportion to the amount being transferred from each division.

     PARTIAL WITHDRAWAL CHARGE
     If you take more than four partial withdrawals during a policy year, we impose a charge for each additional partial withdrawal. The charge is the lesser of $25 and 2% of the amount withdrawn.

DEDUCTIONS FROM THE SEPARATE ACCOUNT DIVISIONS

     MORTALITY AND EXPENSE RISK CHARGE
     We charge 0.90% of the assets in each division on an annual basis (equivalent to a daily charge of 0.002477%).

     ASSET BASED ADMINISTRATIVE CHARGE
     We charge 0.10% of the assets in each division on an annual basis (equivalent to a daily charge of 0.000276%).